UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2005

SOUTHERN PERU COPPER CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14066	13-3849074
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2575 East Camelback Road, Phoenix, Arizona 85016
(Address of Principal Executive Offices) (Zip Code)

(602) 977-6595

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement

On July 27, 2005, Southern Peru Copper Corporation (the “Company”) entered into two indentures (together, the “Indentures”) with The Bank of New York, acting as Trustee.  The Company issued two series of notes, one series under each such Indenture.  One series, which will mature on July 27, 2015 (the “2015 Notes”), has an aggregate principal amount of US$200 million and bears interest at 6.375% per annum.  The other series, which will mature on July 27, 2035 (the “2035 Notes” and, together with the 2015 Notes, the “Notes”), has an aggregate principal amount of US$600 million and bears interest at 7.500% per annum.  Interest due on the Notes will be payable on January 27 and July 27 of each year beginning on January 27, 2006.

These Notes constitute the Company’s senior unsecured obligations and rank pari passu in priority of payment with all of the Company’s other present and future unsecured and subordinated indebtedness.  The Company may, at its option, redeem some or all of the Notes by paying a make-whole premium plus accrued and unpaid interest to the date of such redemption.

The Indentures contain certain covenants, including limitations on liens, limitations on sale and leaseback transactions, rights of the holders of the notes upon the occurrence of a change of control triggering event, limitations on subsidiary indebtedness and limitations on consolidations, mergers, sales or conveyances. All of these limitations and restrictions are subject to a number of significant exceptions and qualifications.  The Indentures also contain certain events of default.

The Notes are not registered under the Securities Act or any U.S. state securities laws.  However, the Company has agreed to (i) file a registration statement with the Securities and Exchange Commission with respect to a registered offer to exchange the 2015 Notes and the 2035 Notes for new exchange notes having terms substantially identical in all material respects to the 2015 Notes and the 2035 Notes, respectively, except that in each case the new exchange notes will not contain terms with respect to transfer restrictions or special interest or (ii) file a shelf registration statement with respect to resales of each series of Notes. Failure to comply with the registration provision may result in certain increases in per annum interest on the Notes.

The foregoing description of the Notes and the Indentures is qualified in its entirety by reference to the Indentures, copies of which are included as Exhibit 4.1 and 4.2 hereto and incorporated herein by reference.

Item 2.03                   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.03 by reference.

Item 9.01                   Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description of Exhibit

4.1	Indenture, dated as of July 27, 2005, with respect to the issuance of the 2015 Notes (filed pursuant to Item 1.01).

4.2	Indenture, dated as of July 27, 2005, with respect to the issuance of the 2035 Notes (filed pursuant to Item 1.01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN PERU COPPER CORPORATION

Dated:	August 1, 2005	By:	/s/ Armando Ortega
			Name:	Armando Ortega
			Title:	General Counsel and Secretary

Exhibit Index

Exhibit Number	Description of Exhibit

4.1	Indenture, dated as of July 27, 2005, with respect to the issuance of the 2015 Notes (filed pursuant to Item 1.01).

4.2	Indenture, dated as of July 27, 2005, with respect to the issuance of the 2035 Notes (filed pursuant to Item 1.01).